Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited First Quarter 2012 Results

— Meeting guidance, net revenue (non-GAAP)1 is US$121.2 million, an increase of 11.6% year-over-year

— Meeting guidance, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)2 per basic share is US$0.27

BEIJING/SANTA CLARA, Calif. – April 26, 2012 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” or “our”), a leading provider of telecommunication software solutions and services in China, today announced financial results for the first quarter ended March 31, 2012.

“This year we will continue to ramp up our product standardization and integration initiatives as we strengthen our competitive advantage,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “For our three main telecommunications customers, we continue to experience healthy demand for our traditional IT solutions and services. In the first quarter of 2012, we signed additional NG-BOSS 3.5 upgrade contracts with China Mobile as we continue to ramp up our latest upgrade. For China Unicom, we completed implementation for two of the six northern provinces and are working to complete software implementation for the remaining four provinces. This is a rather large task. For example, in Shandong province alone, we plan to migrate over 40 million users to our latest system and have allocated a large team of implementation engineers to focus specifically on the delivery of this project.”

Mr. Zhang continued, “We believe the primary future growth areas for our work with the carriers will be acquiring unique insights on the carrier’s customers and monetizing data traffic. In the first quarter of 2012, we signed an agreement with Shanghai Mobile adding features and functionalities to collect and analyze mobile network usage data that will provide useful customer insight to help the carrier develop effective marketing and pricing strategies. The technological advancements in broadband and network infrastructure, coupled with the proliferation of smart phones and similar devices, will continue to drive our business as carriers increase spending on the type of IT analytical solutions and services that our business can provide.”

First Quarter 2012 Financial Results

Total revenues for the first quarter of 2012 were US$123.7 million, an increase of 8.1% year-over-year and a decrease of 5.6% sequentially. Slightly exceeding guidance, net revenue (non-GAAP) for the first quarter of 2012 was US$121.2 million, an increase of 11.6% year-over-year and a decrease of 5.2% sequentially. The year-over-year increase was primarily the result of healthy demand from China’s telecom carriers and the sequential decrease was mainly due to seasonality.

Gross margin for the quarter was 39.2%, compared to 45.6% in the year-ago period and 41.4% in the previous quarter. Gross margin of net revenue (non-GAAP)3 was 44.8% in the first quarter of 2012, compared to 53.2% in the year-ago period and 46.6% in the previous quarter. The year-over-year decrease in gross margin was primarily attributable to an increase in employee compensation and employee headcount of implementation engineers. The sequential decrease was primarily due to the seasonality of our business and an increase in stock option expenses.

[1]

Net revenue (non-GAAP) represents total revenue net of third-party hardware costs that are passed through to customers. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

[2]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude share-based compensation expenses, amortization of acquired intangible assets, non-recurring consulting related expenses and after-tax dividend income.

[3]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third-party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP).

Total operating expenses for the first quarter of 2012 increased 23.3% year over year and 6.0% sequentially to US$45.9 million. The year-over-year increase was primarily attributable to the Company’s research and development (“R&D”) expenses relating to product development for current and anticipated overseas expansion, product standardization and delivery improvements. The sequential increase primarily reflects an increase in general and administrative (“G&A”) expenses. Sales and marketing expenses for the first quarter of 2012 increased 5.7% year over year and 0.5% sequentially to US$20.3 million. The year-over-year increase in sales and marketing expenses was driven by the growth in revenue. G&A expenses for the first quarter of 2012 decreased 6.7% year-over-year and increased 63.9% sequentially to US$7.5 million. The year-over-year decrease reflects the Company’s strict management of G&A expenses and operating leverage. The sequential increase in G&A expenses was mainly the result of a US$0.7 million accrual of allowance for doubtful accounts and an increase in consulting fees and stock option expenses. R&D expenses for the first quarter of 2012 increased 81.5% year-over-year and decreased 2.2% sequentially to US$18.1 million. The year-over-year increase in R&D expenses was primarily driven by the addition of R&D engineers for the reasons described above. The slight sequential decrease in R&D was mainly due to the temporary assignment of R&D engineers to project implementation.

As a result of the aforementioned, income from operations for the first quarter of 2012 was US$2.5 million, a decrease of 83.3% year-over-year and 77.1% sequentially. Operating margin of total revenue was 2.0% for the first quarter of 2012, compared to 13.1% in the year-ago period and 8.4% in the previous quarter. The year-over-year decrease in operating margin was mainly attributable to the increases in employee headcount and compensation, which led to the increase in cost of sales and R&D expenses. The sequential decrease in operating margin was primarily due to the seasonality of our business and increased G&A expenses.

Operating margin of net revenue (non-GAAP)4 for the first quarter of 2012 was 12.8%, compared to 27.4% in the year-ago period and 17.6% in the previous quarter. The year-over-year decrease in operating margin of net revenue (non-GAAP) was mainly attributable to the increases in employee headcount and compensation, which led to the increase in cost of sales and R&D expenses. The sequential decrease was primarily due to an increase in G&A and the seasonality of our business.

Other income for the first quarter of 2012 was US$4.3 million compared to US$1.5 million in the year-ago period and US$1.9 million in the previous quarter. The year-over-year and sequential increases in other income were mainly due to improved returns from bank deposits and gains from sales of short-term investments.

In the first quarter of 2012, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$6.4 million, or US$0.09 per basic share, compared to US$17.8 million, or US$0.24 per basic share, in the year-ago period and US$10.5 million, or US$0.15 per basic share, in the previous quarter. The year-over-year decrease in net income attributable to AsiaInfo-Linkage, Inc. was mainly due to an increase in employee compensation, and stock option expenses resulting from the stock options granted in December 2011, and increased headcount of implementation engineers and R&D engineers, resulting in increased cost of sales and R&D expenses. The sequential decrease was primarily the result of the seasonality of our business and increased G&A expenses.

In the first quarter of 2012, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$19.4 million or US$0.27 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$32.7 million or US$0.44 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$22.0 million or US$0.30 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) decreased 40.7% year-over-year and 11.8% sequentially. The year-over-year and sequential decreases in net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) were mainly due to the same factors impacting net income attributable to AsiaInfo-Linkage, Inc.

[4]

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring consulting related expenses, by net revenue (non-GAAP).

As of March 31, 2012, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$310.8 million and short-term investments totaling US$17.8 million. Operating cash flow in the first quarter of 2012 was a net inflow of US$9.8 million.

As of March 31, 2012, AsiaInfo-Linkage had gross accounts receivable (“AR”) of US$301.3 million compared to US$281.6 million as of December 31, 2011 and US$302.8 million as of March 31, 2011. Gross AR includes agent arrangements with International Business Machines Corporation (“IBM”) or its distributors and a few other hardware companies (“IBM-Type Arrangements”). Since these arrangements typically consist of back-to-back payment terms for certain products sold to AsiaInfo-Linkage customers, there is no impact on the Company’s cash flow or days of sales outstanding (“DSO”). Net AR, which excludes IBM-Type Arrangements, was US$222.0 million as of March 31, 2012, compared to US$204.4 million as of December 31, 2011 and US$216.9 million as of March 31, 2011. This year-over-year increase in net AR was in line with the Company’s year-over-year growth in revenue. The combined effect of revenue and the AR trend resulted in the Company’s DSO being 155 days as of March 31, 2012 compared to 147 days as of December 31, 2011 and 159 days as of March 31, 2011. A table presenting further information regarding the Company’s gross AR, AR relating to IBM-Type Arrangements (“IBM-Related AR”), net AR, revenues and DSO is provided at the end of this press release.

Recent Developments

On January 20, 2012, AsiaInfo-Linkage announced the receipt of a non-binding proposal letter from Power Joy (Cayman) Limited (“Power Joy”), a wholly owned subsidiary of CITIC Capital China Partners II, L.P., pursuant to which Power Joy proposed to acquire all of the outstanding shares of common stock of AsiaInfo-Linkage in cash at a price that represents a premium over the current stock price (the “Proposal”).

On February 7, 2012, AsiaInfo-Linkage announced that its Special Committee of the Board of Directors (the “Special Committee”) retained Goldman Sachs (Asia) L.L.C as its financial advisor to assist the Company in considering the Proposal.

On March 26, 2012, AsiaInfo-Linkage announced that the Special Committee would solicit interest from, and engage in discussions with, other potential qualified interested parties regarding a potential transaction involving the Company, and to evaluate any proposals it receives.

There can be no assurance that any definitive offer will be made, that any agreement will be executed or that any transaction will be approved or consummated by the Company.

Business Outlook

AsiaInfo-Linkage expects second quarter 2012 net revenue (non-GAAP) to be in the range of US$123.0 million to US$125.0 million. The Company expects second quarter 2012 net income attributable to AsiaInfo-Linkage per basic share (non-GAAP) to be in the range of US$0.26 to US$0.29.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Mar 31,		Three Months Ended Dec 31
	2012	2011	2011
Revenues:
Software products and solutions	$114,062	$101,384	$118,694
Service	6,954	6,877	8,866
Third party hardware	2,681	6,220	3,531

Total revenues	123,697	114,481	131,091

Cost of revenues:
Software products and solutions	68,539	52,569	68,900
Service	4,177	3,757	4,575
Third party hardware	2,547	5,909	3,355

Total cost of revenues	75,263	62,235	76,830

Gross profit	48,434	52,246	54,261

Operating expenses:
Sales and marketing	20,348	19,255	20,238
General and administrative	7,478	8,014	4,562
Research and development	18,097	9,969	18,507

Total operating expenses	45,923	37,238	43,307

Income from operations	2,511	15,008	10,954

Other income, net:	4,260	1,506	1,931

Income before income tax expense (benefit)	6,771	16,514	12,885
Income tax expense (benefit)	1,352	(995)	2,348

Net income	5,419	17,509	10,537

Less: Net (loss) income attributable to noncontrolling interest	(943)	(331)	56

Net income attributable to AsiaInfo-Linkage, Inc.	$6,362	$17,840	$10,481

Earnings per share:
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders:
Basic	$0.09	$0.24	$0.15

Diluted	$0.09	$0.24	$0.14

Weighted average shares used in computation:
Basic	72,473,455	74,992,768	72,221,644

Diluted	72,725,554	75,581,628	72,590,685

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(Amounts in thousands of US$)

	Three Months Ended Mar 31,		Three Months Ended Dec 31,
	2012	2011	2011

Net income	$5,419	$17,509	$10,537
Other comprehensive (loss) income, net of tax:
Change in cumulative foreign currency translation adjustment	545	3,361	3,167
Transfer to statements of operations of realized gain on available-for-sale securities, net of tax effects of $304, $30 and $93 for the three months ended March 31, 2012 and 2011, and December 31, 2011 respectively	(1,723)	(169)	(187)
Net unrealized gain (loss) on available-for-sale securities, net of tax effects of ($100), $4 and $nil for the three months ended March 31, 2012 and 2011, and December 31, 2011 respectively	294	(115)	(88)

Other comprehensive (loss) income, net of tax	(884)	3,077	2,892

Comprehensive income	4,535	20,586	13,429

Less: Comprehensive (loss) income attributable to noncontrolling interest	(943)	(331)	56

Comprehensive income attributable to AsiaInfo-Linkage, Inc.	$5,478	$20,917	13,373

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	Mar 31, 2012	Dec 31, 2011
ASSETS:

Current Assets:

Cash and cash equivalents	$290,974	$272,438
Restricted cash	19,801	21,226
Short term investments – available for sale securities	17,755	27,909
Accounts receivable (net of allowances of $3,480 and $2,905 as of March 31, 2012 and December 31, 2011, respectively)	301,333	281,564
Inventories, net	17,805	15,309

Other receivables	5,034	4,480
Deferred income tax assets – current	14,299	14,294
Prepaid expenses and other current assets	13,712	6,453

Total current assets	680,713	643,673

Long term investments	4,863	4,863
Property and equipment, net	13,286	8,778
Other acquired intangible assets, net	152,652	163,028
Deferred income tax assets – non-current	1,752	1,751
Goodwill	433,534	433,525
Land use right	14,484	14,543

Total Assets	$1,301,284	$1,270,161

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY

Current Liabilities:
Accounts payable	$106,191	$91,094
Accrued expenses	28,732	22,905
Deferred revenue	32,181	32,378
Accrued employee benefits	76,064	78,972
Other payables	7,767	5,582
Income taxes payable	13,485	12,602
Other taxes payable	15,220	11,864
Deferred income tax liabilities – current	8,896	9,091

Total current liabilities	288,536	264,488

Unrecognized tax benefits	3,441	3,344
Deferred income tax liabilities – non-current	24,458	24,458
Other long term liabilities	573	573

Total Liabilities	$317,008	$292,863

Redeemable noncontrolling interest	(299)	385

Equity:
Common stock	787	786
Additional paid-in capital	850,321	847,879
Treasury stock, at cost	(87,746)	(87,746)
Statutory reserve	21,748	21,748
Retained earnings	152,889	146,527
Accumulated other comprehensive income	46,240	47,124

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$984,239	$976,318

Noncontrolling interest	336	595

Total equity	984,575	976,913

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$1,301,284	$1,270,161

First Quarter 2012 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on April 26, 2012 (8:00 a.m. Beijing/Hong Kong Time on April 27, 2012). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

Local:

New York:	+1-718-354-1231
Hong Kong:	+852-2475-0994
China, Domestic Mobile:	400-620-8038
China, Domestic:	800-819-0121

International Toll Free:

United States:	+1-866-519-4004
Hong Kong:	800-930-346

International Toll:	+65-6723-9381

Conference ID #        70213142

A replay of the call will be available until 2:35 a.m. Eastern Time on May 4, 2012 by dialing one of the following numbers:

U.S. Toll Free:	+1-866-214-5335
International:	+61-2-8235-5000

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. The Company was formed through a merger between AsiaInfo and Linkage on July 1, 2010. The combined company leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third party hardware costs that are passed through to our customers. We believe total revenues net of third party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (non-GAAP) to GAAP total revenues

	Three Months Ended Mar 31,		2011 Q4
	2012	2011
	(in US dollar thousands)
Total revenues	123,697	114,481	131,091
Third party hardware costs	2,547	5,909	3,355
Net revenue (non-GAAP)	121,150	108,572	127,736

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin of net revenue (non-GAAP) to GAAP gross margin

	Three Months Ended Mar 31,		2011 Q4
	2012	2011
Gross margin (GAAP)	39.2%	45.6%	41.4%
Third party hardware costs[1]	0.8%	2.5%	1.1%
Amortization of acquired intangible assets[2]	4.1%	4.7%	3.9%
Share-based compensation expenses[2]	0.7%	0.4%	0.2%
Gross margin of net revenue (non-GAAP)	44.8%	53.2%	46.6%

[1]	Percentages represent the difference between GAAP gross profit divided by GAAP revenue and GAAP gross profit divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets or share-based compensation expenses by net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring consulting related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin (non-GAAP) to GAAP operating margin

	Three Months Ended Mar 31,		2011 Q4
	2012	2011
Operating margin (GAAP)	2.0%	13.1%	8.4%
Third party hardware costs[1]	0.0%	0.7%	0.2%
Amortization of acquired intangible assets[2]	8.6%	11.9%	8.2%
Share-based compensation expenses[2]	2.0%	1.7%	0.8%
Non-recurring consulting related expenses[2]	0.2%	0.0%	0.0%
Operating margin (non-GAAP)	12.8%	27.4%	17.6%

[1]	Percentages represent the difference between GAAP income from operation divided by GAAP revenue and GAAP income from operation divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets, share-based compensation or non-recurring consulting related expenses by net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring consulting related expenses and after-tax dividend income. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income attributable to AsiaInfo-Linkage, Inc.

	Three Months Ended Mar 31,		2011 Q4
	2012	2011
	(in US dollar thousands)
Net income attributable to AsiaInfo-Linkage, Inc.	6,362	17,840	10,481
Adjustments:
- Share-based compensation expenses	2,425	1,897	1,059
- Amortization of acquired intangible assets	10,375	12,917	10,416
- Non-recurring consulting related expenses	199	0	0
- Dividend income, net of tax	0	(4)	0
Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)	19,361	32,650	21,956

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring consulting related expenses, and after-tax dividend income) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share to GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share

	Three Months Ended Mar 31,		2011 Q4
	2012	2011
	(in US dollars, except share amounts)
GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share	0.09	0.24	0.15
Adjustments:
- Share-based compensation expenses	0.04	0.03	0.01
- Amortization of acquired intangible assets	0.14	0.17	0.14
- Non-recurring consulting related expenses	0.00	0.00	0.00
- Dividend income, net of tax	0.00	0.00	0.00
Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share	0.27	0.44	0.30
Basic shares:	72,473,455	74,992,768	72,221,644

AR, IBM-Related AR, Revenue and DSO

AR balances included both billed and unbilled amounts. Revenue recognized in excess of billings is recorded as unbilled receivable. In addition to revenues from the sales of its goods and services and from hardware procured on behalf of customers, the Company generated service revenues by acting as a sales agent pursuant to the IBM-Type Arrangements. In December 2010, the Company disposed of its former IT Security business and, accordingly, no longer generates revenues from the sale of its information security products. The Company’s DSO calculations are as follows as of the last day of the respective periods indicated, with net AR excluding the receivables attributable to the IBM-Type Arrangements and IT Security Business, and with revenues excluding those attributable to the IT Security Business, respectively:

1) Q1 2010 DSO = (Q4 2009 net AR + Q1 2010 net AR)/2/Q1 revenue x 90

2) Q2 2010 DSO = (Q4 2009 net AR + Q2 2010 net AR)/2/Q2 cumulative revenue x 180

3) Q3 2010 DSO = (Q4 2009 net AR + Q3 2010 net AR)/2/Q3 cumulative revenue x 270

4) Q4 2010 DSO = (Q4 2009 net AR + Q4 2010 net AR)/2/Q4 cumulative revenue x 360

5) Q1 2011 DSO = (Q4 2010 net AR + Q1 2011 net AR)/2/Q1 revenue x 90

6) Q2 2011 DSO = (Q4 2010 net AR + Q2 2011 net AR)/2/Q2 cumulative revenue x 180

7) Q3 2011 DSO = (Q4 2010 net AR + Q3 2011 net AR)/2/Q3 cumulative revenue x 270

8) Q4 2011 DSO = (Q4 2010 net AR + Q4 2011 net AR)/2/Q4 cumulative revenue x 360

9) Q1 2012 DSO = (Q4 2011 net AR + Q1 2012 net AR)/2/Q1 revenue x 90

The following table presents further information regarding the Company’s gross AR, net AR, revenues, and DSO.

	2010-Q1	2010-Q2	2010-Q3	2010-Q4	2011-Q1	2011-Q2	2011-Q3	2011-Q4	2012-Q1
	(in US dollar thousands, except DSO)
Gross AR	117,868	120,860	237,730	258,338	302,806	298,146	292,220	281,564	301,333
- IT Security AR	3,061	1,658	3,845	—	—	—	—	—	—
- IBM Related AR	45,280	27,135	37,894	70,673	85,923	77,476	67,950	77,200	79,345
Net AR	69,527	92,067	195,991	187,665	216,883	220,670	224,270	204,364	221,988

Revenue	63,465	66,864	121,688	114,380	114,481	116,186	119,285	131,091	123,697
IT Security - Revenue	4,222	7,566	11,226	—	—	—	—	—	—
Revenue (excluding IT Security)	59,243	59,298	110,462	114,380	114,481	116,186	119,285	131,091	123,697

DSO	106	123	157	135	159	159	159	147	155

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of April 26, 2012. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government; and the outcome of the Special Committee’s evaluation of strategic alternatives, including the privatization proposal announced on January 20, 2012. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com